Bellot Mullenbach & Associés
11, rue de Laborde
75008 Paris
France
Téléphone : + 33 (0) 1 40 08 99 50
Télécopieur : + 33 (0) 1 40 08 99 99
www.bma-paris.com

InnerWorkings, Inc.
600 W Chicago Ave., Ste. 850
Chicago, IL 60654
United States of America

Dear Sir,

We have audited the accompanying consolidated financial statements of Productions Graphics and its subsidiaries, which comprise the consolidated statement of financial position as at December 31, 2010, and the consolidated statement of operations/income, statement of changes in equity and statement of cash flows for the year then ended, and a summary of significant accounting policies and other explanatory information.

Management Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with International Standards on Auditing. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained are sufficient and appropriate to provide a basis for our audit opinion.

Productions Graphics
Independent Auditor's Report	Page 2 sur 3

Opinion

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Productions Graphics and its subsidiaries as at December 31, 2010, and their financial performance and cash flows for the year then ended in accordance with International Financial Reporting Standards.

Without qualifying our opinion, we draw your attention to the matter sets out in the Notes 5.1. and 5.6.22. in the financial statements regarding the opening balance sheet and the litigations.

Yours faithfully,

Paris, 9 January 2012

Bellot Mullenbach & Associés

/s/ Hervé Krissi	/s/ François Gonçalves
Hervé Krissi	François Gonçalves

Productions Graphics
Independent Auditor's Report	Page 3 sur 3

Consolidated financial statements as of 31
December 2010

IFRS consolidated financial statements

(Figures in k€)

Contents

1.	CONSOLIDATED INCOME STATEMENT	3
2.	CONSOLIDATED BALANCE SHEET	4
3.	CONSOLIDATED STATEMENT OF CHANGES IN EQUITY	5
4.	CONSOLIDATED STATEMENT OF CASH FLOWS	5
5.	NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS	6
5.1.	Opening Balance Sheet	6
5.2.	Scope of Consolidation	6
5.2.1.	Scope of consolidation of the group as of 31 December 2010	6
5.2.2.	Changes in the scope of consolidation during Fiscal Year 2010	6
5.3.	Highlights of the Financial Year	7
5.4.	Presentation of the Group’s businesses	9
5.5.	Summury of the Group’s significant accounting principles	9
5.5.1.	Accounting rules	9
5.5.2.	Estimates and assumptions	10
5.5.3.	Business combinations	11
5.5.4.	Method of Consolidation	11
5.5.5.	Foreign Currency Translation	12
5.5.6.	Revenue recognition	12
5.5.7.	Income taxes	12
5.5.8.	Intangible and tangible assets	12
5.5.9.	Inventories	13
5.5.10.	Account receivables	13
5.5.11.	Cash and cash equivalent	13
5.5.12.	Litigations	13
5.5.13.	Pension plans and other long-term employee benefits	14
5.6.	Notes to the P&L and balance sheet as of 31 december 2010	15
5.6.1.	Net revenue	15
5.6.2.	Cost of sales	16
5.6.3.	Other supplies and external expenses	16
5.6.4.	Tax expenses	16
5.6.5.	Wages	17
5.6.6.	Depreciation and reserve	18
5.6.7.	Other operating income and expenses	18
5.6.8.	Non-current income and expenses	18
5.6.9.	Financial result	18
5.6.10.	Income Tax	18
5.6.11.	Income from equity affiliates	19
5.6.12.	Intangible assets	19
5.6.13.	Tangible assets	19
5.6.14.	Financial assets	20
5.6.15.	Inventories	20
5.6.16.	Account receivables	20
5.6.17.	Other assets	20
5.6.18.	Cash	20
5.6.19.	Trade payables	21
5.6.20.	Current financial debts	21
5.6.21.	Other payables	21
5.6.22.	Provisions	21
5.6.23	Non current financial debts	21
5.7.	Off Balance sheet items	21
5.8.	Related-Party Transactions	22
5.9.	Events after the balance sheet date	22

1.	CONSOLIDATED INCOME STATEMENT

P&L - €k		FY09	FY10
Net revenue	5.6.1	10 327	16 850
Cost of sales	5.6.2	(7 369)	(12 256)
Other supplies and external exp.	5.6.3	(1 435)	(1 889)
Tax expenses	5.6.4	(67)	(102)
Wages	5.6.5	(1 131)	(1 852)
Depreciation and reserve	5.6.6	(89)	(326)
Current operating expenses		(10 092)	(16 425)
Other operating inc. and exp.	5.6.7	113	83
Current result		348	509
Non current income and exp.	5.6.8	(2)	(9)
EBIT		347	500
Financial result	5.6.9	49	7
Result before tax		396	507
Income Tax	5.6.10	(112)	(118)
Net result		284	389
Income from equity affiliates	5.6.11	164	193
Net result		447	582
Minority interest		-	(73)
Net result - part of the Group		447	509

Basic earnings per share (in €)		188,31	245,06

2.	CONSOLIDATED BALANCE SHEET

Balance sheet - €k		FY09	FY10
Intangible assets	5.6.12	100	128
Tangible assets	5.6.13	258	695
Financial assets	5.6.14	605	777
Fixed assets		963	1 600
Inventories	5.6.15		50
Account receivables	5.6.16	3 660	6 325
Other assets	5.6.17	202	993
Cash	5.6.18	492	1 900
Current assets		4 354	9 267
Total assets		5 317	10 869
Share capital		38	38
Retained earnings		867	1 232
Net income		447	509
Minority interests			121
Shareholder's equity		1 352	1 900
Trade payables	5.6.19	2 724	4 640
Current financial debts	5.6.20	238	2 921
Other payables	5.6.21	612	896
Current liabilities		3 574	8 457
Non current provisions	5.6.22	8	8
Non current financial debts	5.6.23	383	503
Non current liabilities		391	511
Total liabilities		5 317	10 869

3.	CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

Equity - €k	Part of the group	Minority interests	Total
Equity as of 31 December 2009	1 352	0	1 352
Scope of consolidation changes		48	48
Consolidated result as of FY10	509	73	582
Other movements: Grand Format's dividend	(82)		(82)
Equity as of 31 December 2010	1 779	121	1 900

4.	CONSOLIDATED STATEMENT OF CASH FLOWS

Consolidated CF - €k	FY10
Net result	582
Depreciation of fixed assets	183
Provision	212
Increase of inventories	(50)
Increase of receivables	(2 871)
Increase of trade payables	1 916
Change in non trade WC	(507)
Change in working capital	(1 511)
Cash flow from operations	(534)
Cah in (out) on fixed assets	(478)
Cash in (out) on financial assets	(173)
Net increase in borrowings	2 803
Net cash flow	1 619
Cash - opening balance	492
Cash - opening balance from scope of consolidation change	911
Cash - closing balance	1 900
Cash variation	1 619

5.	NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5.1.	Opening Balance Sheet

Consolidated financial statements for fiscal year 2010 deal with first application of IFRS Standards.
To ensure the comparison between fiscal year 2009 and fiscal year 2010, consolidated financial statements for fiscal year 2009 presented in these notes are combined accounts which have been restated by leasing and integration of Grand Format by equity method. Besides, the provision for pension benefits is not evaluated because is not significant.

Consolidated financial statements for fiscal year 2009 have not been audited.

5.2.	Scope of Consolidation

5.2.1.	Scope of consolidation of the group as of 31 December 2010

Consolidated entities as of 31 December 2010 are as follow:

Name	Type	Register number	Capital (en €)	Head quarters	% of control	Method
Productions Graphics	Sas	388 719 981	38 000	Boulogne	parent	parent
Productions Graphics AV (1)	Sarl	384 718 540	46 000	Le Havre	70%	full
Productions Graphics CE (2)	Kft	HU11 677 666	1 899	Budapest	51%	full
Productions Graphics Hellas	Lc	94 277 0001	4 500	Athènes	99%	full
Productions Graphics Iberia	SI	B65 420 515	3 600	Barcelone	99%	full
Productions Graphics Canada	Inc	1 166 828 450	100	Montréal	99%	full
Grand Format	Sarl	417 534 880	120 000	L'étrat	33%	equity

(1)	Productions Graphics agencement et volumes
(2)	Productions Graphics Centrale Europe

5.2.2.	Changes in the scope of consolidation during Fiscal Year 2010

5.2.2.1.	Scope entries

Entities created or acquired during the fiscal year 2010 are as follow:

An acquisition took place in February 2010 of Productions Graphics Agencement ET Volumes.  The total purchase price was €50.4k for net assets of €170.3k for 70% of the company. This acquisition generated a badwill of €69k.

Creation of four companies:

•	Productions Graphics Central Europe In January 2010
•	Productions Graphics Iberia in June 2010
•	Productions Graphics Hellas in September 2010
•	Productions Graphics Canada in November 2010

5.2.2.2.	Entities not consolidated

Name	Type	Register number	Capital (en €)	Head quarters	% of control
Productions Graphics Middle East	Tls	733 037 6378	4 500	Istanbul	99%

5.3.	Highlights of the Financial Year

 Because of our European and International development, our Group was able to sustain a high level of services with its clients.
We opened subsidiaries and offices in 10 new countries. At the close of 2010, Productions Graphics Group operates out of 24 countries.
This expansion was necessary and our success rate this year and for the 3 years to come, also consists of aiming for a higher mark up POS Material segments.

 We also opened our 3D design services and our R&D departments specifically to be the driving force of this growth. This permitted us to reinforce our expertise of POS.

2010 Results
Our annual performance on Profits before taxes is up to +28% on a constant like for like basis. The significant growth is higher than the market itself. We reached the objectives set in 2009 such as:
The creation of a Research & Development cardboard display

Procurement
A centralized European and International POS and products database secures our efficiency launched in 2009 and based on a general idea of time and procurement optimization for our clients and procurement teams its development will continue during the next 2 years.

This database grows bigger with every client and serves the purpose of qualifying our database of suppliers already listed.

The organization of the procurement strategy has been designed to expand our procurement methodology and more control and reactivity in the negotiation process. The centralization and the consolidation of procurement contributed in optimizing our prices and offering higher savings to our clients.

The objective to satisfy our client is therefore complete.

Reporting tools
In 2010, the investment, which began in 2009 with our information system, has continued on many global contracts roll-outs. It has improved the efficiency of all the team (procurement, supplier’s selection, planning, reporting).
Our efforts were also concentrated on the implementation of service oriented solutions to optimize the relationship between the groups and our clients.
Based on our core values we have a long term relationships with our clients based on mutual respect, transparency and a continuous and on-going communication process with updated reporting.

A Promotional objects department
We have a regular demand of our clients for goodies and other promotional items and this is why we have decided to create a team “importation” of 4 dedicated people.
We have high expectations of this product segment. Our clients throughout Europe are asking us to expand our activities around this offer.

Logistics
The integration and the reinforcement logistic on the year 2010 are conveying great results and we have great expectations for the future. This service will strengthens even more the relationships with our client and will add a great value to our customer service experience throughout our overall process.

Accounting/Consolidation
The organization of the accounting/consolidation of Productions Graphics is based on a homogeneous, strict, and solid decision making system that helps us anticipate and drive the activity and results forward.

We are investing a lot on the development of our decision making system in 2010 to increase our reactivity based on financial data and to help the management to be more flexible in its decision making process.

Our finance and accounting teams have been strengthened and centralized in Paris area. They are constantly looking for a better cost control within the company and closely watch how the objectives set by the Board of Directors are evolving.

5.4.	Presentation of the Group’s businesses

Production Graphics Group is a leading provider of managed print and promotional procurement solutions to corporate clients across a wide range of industries. By integrating the talent of the Company’s employees with its proprietary technology, an extensive supplier base and domain expertise, the company procures, manages and delivers printed products as part of a comprehensive outsourced enterprise solution.
The Company is organized and managed as a single business segment, print procurement services, and is viewed as a single operating segment by the chief operating decision maker for purposes of resource allocation and assessing performance.

5.5.	Summary of the Group’s significant accounting principles

The consolidated financial statements of Production Graphics Group are prepared in accordance with IFRS as adopted by the European Union. The preparation of the financial statements in accordance with IFRS requires certain accounting estimates to be made.

Management must also use its judgment when applying the Group’s accounting methods. The accounting methods described below is those which require the greatest reliance on Management estimates and judgments.

The accounting methods described below have been applied consistently across all financial years presented.

5.5.1.	Accounting rules

Accounting methods applied by the Group for establishing consolidated financial statements as of 31 December 2010 are as following:

•	IAS 1: Presentation of financial statements
•	IAS 2: Inventories
•	IAS 7: Statements of Cash Flows
•	IAS 10: Events after the Reporting Period
•	IAS 12: Income Taxes
•	IAS16: Property Plant and Equipment
•	IAS 17: Leases
•	IAS 18: Revenue
•	IAS 19: Employee benefits
•	IAS 21: The effects of changes in foreign exchange rates

•	IAS 23: Borrowing costs
•	IAS 24: Related party disclosures
•	IAS 26: Accounting and reporting by retirement benefit plans
•	IAS 27: Consolidated and separate financial statements
•	IAS 32: Financial instruments – presentation
•	IAS 33: Earnings per share
•	IAS 34: Interim financial reporting
•	IAS 36: Impairment of assets
•	IAS 37: Provisions contingent liabilities and contingent assets
•	IAS 38: Intangible assets
•	IAS 39: Financial instruments – recognition and measurement
•	IFRS 1: First time adoption of IFRS
•	IFRS 3: Business combinations
•	IFRS 7: Financial instruments - disclosures
•	IFRS 8: Operating segments

The Group does not apply following IFRS standards:

•	IAS 8: Accounting policies – changes in accounting estimates and errors
•	IAS 11: Construction contracts
•	IAS 20: Accounting for government grants and disclosure of government assistance
•	IAS 28: Investments in associates
•	IAS 29: Financial reporting in hyperinflationary economies
•	IAS 31: interests in joint ventures
•	IAS 40: Investment property
•	IAS 41: Agriculture
•	IFRS 2: Share-based payment
•	IFRS 4: Insurance contracts
•	IFRS 5: Non-current assets held for sale and discontinued operations
•	IFRS 6: Exploration for and evolution of mineral resources

5.5.2.	Estimates and assumptions

The preparation of consolidated financial statements in conformity with accounting principles generally accepted under IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results can differ from those estimates.

Main estimates and assumptions are the following:
•	Evaluating provisions
•	Evaluating pension benefits

Pension benefits have been estimated regarding following assumptions:
o	Actualization rate of 4,5%
o	Retirement age: 65
o	Type of departure: Volunteer
o	Increase of salaries: 1%
o	Turnover rate: Low.

Entities being young, except for Production Graphics Agencement ET Volumes, the provision for pension benefits is not significant.

5.5.3.	Business combinations

The use of IFRS 3 revised standards result from a more systematic use of fair value:
•	Costs related to a business combination are to be expensed in profit or loss
•	Interests held prior to the date a controlling is acquired are to be revalued to fair value
•	A single amount of goodwill is to be recognized, based on measurement at the date control was acquired
•	Non-controlling interests are to be measured either at fair value or based on their share in the fair value of the acquirer’s identifiable assets and liabilities
•	Adjustments to contingent consideration and deferred income tax asset relating to the acquisition are generally to be recognized in profit or loss.
The Group applies the revised IFRS 3 with effect from 1st January 2010.
This has no impact for FY10.

5.5.4.	Method of Consolidation

All the subsidiaries are integrated by using the full consolidation method.
Grand Format has been integrated through the equity method.

5.5.5.	Foreign Currency Translation

The functional currency for the Company’s foreign operations is the local currency. Assets and liabilities of these operations are translated into Euro at the rates of the exchange at the balance sheet date. The resulting translation adjustments are included in accumulated other comprehensive income, a separate component of stockholders’ equity. Income and expense items are not translated at average monthly rates of exchange but are translated at the balance sheet date. Realized gains and losses from foreign currency transactions were not material.

5.5.6.	Revenue recognition

Revenue is recognized when title transfers, which occur when the product is shipped either from a third party to the customer or shipped directly from our warehouse to the customer. Unbilled revenue relates to shipments that have been made to customers for which the related account receivable has not yet been billed.
The Company recognizes revenue on a gross basis, as opposed to a net basis similar to a commission arrangement, because it bears the risks and benefits associated with revenue-generated activities by: (1) acting as a principal in the transaction; (2) establishing prices; (3) being responsible for fulfillment of the order; (4) taking the risk of loss for collection, delivery and returns; and (5) marketing the products, among other things.

5.5.7.	Income taxes

The Company accounts for income taxes under which deferred assets and liabilities are recognized based upon anticipated future tax consequences attributable to differences between financial statement carrying values of assets and liabilities and their respective tax bases.  A valuation allowance is established to reduce the carrying value of deferred tax assets if it is considered more likely than not that such assets will not be realized. Any change in the valuation allowance would be charged to income in the period such determination was made.
Based on the Company’s evaluation, it was concluded that there are no significant uncertain tax positions requiring recognition in its financial statements. The evaluation was performed for the tax year ended December 31, 2010, which remains open for examination by major tax jurisdictions as of December 31, 2010.

5.5.8.	Intangible and tangible assets

The Company amortizes its intangible assets with finite lives over their respective estimated useful lives. The Company’s intangible assets consist of software. Software is being amortized on the straight-line basis over approximately three years.

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets. The estimated useful lives, by asset class, are as follows:
- Software	3 Years
- Lease Improvements	9 Years
- Automobiles	3 Years
- Furniture and fixtures	3 Years

5.5.9.	Inventories

Inventories are stated at the lower of cost or market. Cost is determined by first-in, first-out method, and represents the lower of replacement cost or estimated realizable value. Inventories consist of purchased finished goods.

5.5.10.	Account receivables

Accounts receivable are uncollateralized customer obligations due under normal trade terms. Invoices require payment within 30 to 90 days from the invoice date. Accounts receivable are stated at the amount billed to the customer. Interest is not accrued on outstanding balances.
The carrying amount of accounts receivable is reduced by an allowance that reflects management’s best estimate of the amounts that will not be collected. Management individually reviews all accounts receivable balances and, based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected. Fully reserved receivables are reviewed on a monthly basis and uncollectible accounts are written off when all reasonable collection efforts have been exhausted.

5.5.11.	Cash and cash equivalent

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

5.5.12.	Litigations

Production Graphics SAS is within litigation with a competitor. The latter claim is Euro 650k. According to the management, the current estimate of the potential exposure is much lower as later in 2011, the competitor asked for a Euro 300k compensation to settle the litigation. In response PG SAS has proposed Euro 100k. This proposal has been rejected by the competitor. The first hearings are planned on 27 January 2012.

Production Graphics SAS is in litigation with an employee, whose claim amounts to Euro 63k. According to the management, the valuation was not reliable enough to book a provision as of 31st December 2010. Management is not aware that a date has been set for the first hearing.

5.5.13.	Pension plans and other long-term employee benefits

The Group’s companies have long-term commitments to their employees in terms of retirement benefits and seniority bonuses.
The Group has not calculated any provision for pension for subsidiaries employees. The impact is immaterial, because the employees are young.
See §5.5.2. for actuarial hypothesis.

5.6.	Notes to the P&L and balance sheet as of 31 december 2010

5.6.1.	Net revenue

Net revenue	FY09	FY10

Net revenue	10 327	16 850

Total	10 327	16 850

The consolidated turnover grows by 62%:

•	External growth: Companies PG Central Europe (Budapest) and PG Agencement et Volumes became part of the Group at the beginning of 2010
•	Organic growth 47%

We consolidated and increased our position with our exisiting customers (EuroMaster's degree, Reckitt Benckiser, Pepsico France, Auchan).
New accounts such as Pfizer Inc, Henkel, Seb, l’Oéral have also contributed to the growth.

Segment reporting

This section only presents a segment analysis of revenue, which is the only information the on which the management keeps a close focus. This analysis reflects the information used by the Group’s management to monitor the development of the performance. Due to the confidentiality, no information is communicated about gross margin or operating result by division. Moreover, the management does not monitor this information.

The Group’s turnover is analyzed by expertise and the split can be showed as follow:

Net revenue per expertise	FY09	FY10
Pos	4 131	8 257
Posters	1 962	1 854
Other Print	4 234	6 066
Promotionnal items		674
Total	10 327	16 850

Turnover split 2010 per expertise

5.6.2.	Cost of sales

Cost of sales	FY09	FY10
Cost of sales	7 369	12 256
Total	7 369	12 256

Cost of sales are composed of subcontracting, printing and logistic.

5.6.3.	Other supplies and external expenses

Other supplies and external exp.	FY09	FY10
leasehold and building expenses	178	319
Fees	859	763
Travel expenses	171	313
Others	227	494
Total	1 435	1 889

5.6.4.	Tax expenses

These items for 102Ke as of th 31 december correspond to legal taxes applicable in each country correponding to a French specific tax worked out on work capital (CET= CVAE and CFE), and on turnover (Organic).

5.6.5.	Wages

Wages	FY09	FY10
Gross Salary	784	1 267
Bonus	0
Social tax	347	536
Pension	0	49
Total	1 131	1 852

Staff variation

Staff distribution by countries in 2010

5.6.6.	Depreciation and reserve

Depreciation deals with depreciation of intangible and tangible assets.
Reserve deals with depreciation of receivables.

Depreciation	FY09	FY10
Intangible and tangible	89	183
Provision for doubtfull	0	212
Badwill	0	(69)
Total	89	326

5.6.7.	Other operating income and expenses

Other operating inc. and exp.	FY09	FY10
Other operating income	113	83
Capitalised production	113	83
Other operating expense	0	0
Total	113	83

5.6.8.	Non-current income and expenses

Non-current income is mainly composed of extraordinary sales realized by Productions Graphics Agencement et Volumes.
Non-current expense is mainly composed of a transaction with an employee.

5.6.9.	Financial result

Financial result	FY09	FY10
Dividends from Grand Format	85	85
Others	4	15
Financial income	89	100
Interests	37	66
Leasing	3	9
Factor		18
Financial expense	40	93
Total	49	7

5.6.10.	Income Tax

Income Tax	FY09	FY10
Income Tax	112	118
Total	112	118

There is no deferred tax provided at 31 December 2010 because of immaterial amounts.

Tax proof reconciliation is not performed because conslidated accounts are mainly composed by Productions Graphics and Productions Graphics (AV) (french tax rates )

5.6.11.	Income from equity affiliates

Production Graphics owns 33% of Grand Format and has been consolidated by the equity method. This method consists in recognised:
-	In the P&L 33% of the result of Grand Format which belongs to Production Graphics Group
-	In the financial assets 33% of the equity of Grand Format
-	In retained earnings (equity) 33% of the share capital and retained earnings of Grand Format
-	In net result (equity) 33% of the result of Grand Format which belongs to Production Graphics Group

5.6.12.	Intangible assets

		Aquisition/	Disposals/
		Additionns to	Reversals of	Chang in scope
Intangible assets	Dec 31.2009	Provision	provision	of consolidation	Dec 31.2010
Research and development expenses	109				109
Other intagiblities assets	0	11		65	77
Gross value	109	11	0	65	186
Research and development expenses	(9)	(36)			(45)
Other intagiblities assets		(13)			(13)

Accumulated amortization and impairement	(9)	(49)	(0)	(0)	(58)
Research and development expenses	100	-36	0	0	64
Other intagiblities assets	0	-1	0	65	64
Intangible assets.nets	100	-37	0	65	128

5.6.13.	Tangible assets

		Aquisition/	Disposals/
		Additionns to	Reversals of	Chang in scope
Tangible assets	Dec 31.2009	Provision	provision	of consolidation	Dec 31.2010

Lease Improvements	84	87		73	244
Automobiles	11	23		16	49
Furniture fixtures	271	283		70	624
Others tangible		76			76
Gross value	366	468	0	159	993
Lease Improvements	(14)	(28)		(14)	(56)
Automobiles	(11)	(7)		(14)	(32)
Furniture fixtures	(83)	(100)		(27)	(210)
Others tangible					0
Accumulated amortization and impairement	(108)	(134)	(0)	(55)	(297)
Lease Improvements	70	59	0	59	188
Automobiles	0	16	0	1	17
Furniture fixtures	188	183	0	43	414
Others tangible	0	76	0	0	76
Tangible assets.nets	258	334	0	103	695

5.6.14.	Financial assets

Financial assets are mainly composed of the percentage of equity held in Grand Format.

5.6.15.	Inventories

Inventory is not a significant value and comprises only of P.O.S. material.

5.6.16.	Account receivables

Account receivables	FY09	FY10
Account receivables	3 437	2 550
Invoices to be issued	0	819
Factor	223	3 169
Gross value	3 660	6 538
Depreciation		(212)
depreciation		(212)
Account receivables net	3 660	6 325

5.6.17.	Other assets

Other assets	FY09	FY10
Employees	2	19
Social secuirities		16
Credit to receive	99	9
VAT	72	362
Income tax		123
Current accounts	29	250
Prepaid expenses		214
Total	202	993

The current account is related to cash pooling with Winthop, the parent company.

5.6.18.	Cash

Cash	FY09	FY10
Cash	492	1 900
Total	492	1 900

No trapped cash as of 31 december 2010.

5.6.19.	Trade payables

Trade payables	FY09	FY10
Suppliers	2 724	4 634
Invoices not received		6
Total	2 724	4 640

5.6.20.	Current financial debts

Current financial debts	FY09	FY10
Factor	223	2 833
Leasing	15	88
Total	238	2 921

5.6.21.	Other payables

Other payables	FY09	FY10
Social tax	178	209
Fiscal tax	434	638
Pension Benefit		49
Total	612	896

5.6.22.	Provisions

Production Graphics is facing two litigations which are at an early stage. The potential financial exposures are assesed to €713k. There is no provision booked as of 31 December 2010; no reliable assessment is possible at this stage

5.6.23.	Non-current financial debts

Not Current financial debts	FY09	FY10
borrowings	303	224
bank overdraft	25	78
Leasing	55	201
Total	383	503

5.7.	Off Balance sheet items

None

5.8.	Related-Party Transactions

Intra-group are mainly driven between Wintrop and Production Graphics SAS:
-	Because Wintrop financial policy is toi centralize cash surplus, PG SAS must place surplus with the company.
-	There is also a business contract between both entities.

There are also financial contracts and business contracts between Productions Graphics SAS and its subsidiaries.

5.9.	Events after the balance sheet date

Main events are related to the creation of subsidiaries at the beginning of fiscal year 2011:
-	Production Graphics UK (London),
-	Production Graphics Polska (Varsovia).